UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: February 3, 2012

(Date of earliest event reported)

AKAMAI TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27275	04-3432319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Cambridge Center, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 444-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On February 8, 2012, Akamai Technologies, Inc. (“Akamai” or the “Company”) announced its financial results for its fiscal year ended December 31, 2011. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information provided under Item 2.02 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 3, 2012, J. Donald Sherman notified the Company of his resignation as Chief Financial Officer of the Company effective as of the end of the day on February 29, 2012.

On February 6, 2012, Akamai’s Board of Directors elected James Benson, 45, to the position of Chief Financial Officer of the Company effective as of March 1, 2012.

Mr. Benson has been Akamai’s Senior Vice President – Finance since September 2009. Prior to joining the Company, he was Vice President, Finance/Operations & CFO – Americas Technology Solutions Group at Hewlett-Packard Company, a technology company, since 2004.

On February 6, 2012, the Compensation Committee of the Board of Directors (the “Compensation Committee”) also approved Mr. Benson’s compensation arrangements, which are summarized below.

Mr. Benson shall initially have a base salary of $373,000 and be eligible to participate in the Company’s executive cash bonus program. For 2012, he will be eligible to receive a pro rata bonus of up to 75% of his base salary, based on Akamai’s financial achievement and his individual performance objectives.

The Compensation Committee approved granting Mr. Benson stock options to purchase shares of common stock of the Company under the Akamai Technologies, Inc. 2009 Stock Incentive Plan. The options will be issued on February 10, 2012. The aggregate number of shares of common stock of the Company subject to the stock options will be determined so as to make the value of such stock options equal to $312,500 determined under a Black-Scholes option pricing model. The exercise price for the stock options will be the closing sale price of Akamai’s common stock as reported on the Nasdaq Global Select Market on the grant date. The options will vest in accordance with the following schedule: 25% vest on the first anniversary of the Start Date and the remaining 75% vest over the ensuing three years in equal quarterly installments of 6.25%. The options are subject to the terms of the Company’s standard form of non-statutory stock option agreement previously filed on January 18, 2012 with the Securities and Exchange Commission.

Mr. Benson was also granted two sets of restricted stock units representing the right to receive one share of Akamai common stock upon vesting (“RSUs”). The first set of RSUs, having an initial value of $625,000, vest over three years in 33% annual installments on the first, second and third anniversaries of the date of grant. The second set of RSUs, having an initial maximum grant value of $625,000, are performance-vested RSUs that will only become issuable to the extent that (i) the Company exceeds specified normalized EPS target for fiscal year 2012 and (ii) Mr. Benson achieves specified mission critical goals established for him for 2012 (“Mission Critical Goals”). Each of such components is equally weighted.

If Akamai achieves 94.9% of the normalized EPS target, then 25% of the maximum issuable number of RSUs attributable to the normalized EPS component will become issuable. If Akamai achieves 100% of such target, then 50% of the maximum grant value attributable to the normalized EPS component will become issuable. If Akamai achieves 105.1% or more of such target, then 100% of the maximum grant value attributable to the normalized EPS component will become issuable. Pro-rata amounts will be issuable for performance between 94.9% and 100% and 100% and 105.1%, respectively. With respect to Mission Critical Goals, achievement will be calculated based on a determination by the Chief Executive Officer as to whether Mr. Benson has (i) partially achieved the Mission Critical Goals; (ii) achieved the Mission Critical Goals at the target level, or (iii) achieved the Mission Critical Goals at an outstanding level.

To the extent performance-vested RSUs become issuable, they will vest in two equal 50% installments on the second and third anniversaries of the date of grant. The foregoing description of the RSUs is qualified in its entirety by the text of the relevant RSU agreements, each of which was previously filed with the Securities and Exchange Commission on January 18, 2012.

It is also expected that Mr. Benson will enter into a change of control and severance agreement consistent with the form previously filed with the Securities and Exchange Commission on March 2, 2009 and will be eligible to participate in the Executive Severance Plan which was previously filed with the Securities and Exchange Commission on August 9, 2011.

Under the Severance Plan, participants who are terminated for any reason other than “cause” (as defined in the Severance Plan) and have signed a separation and release agreement acceptable to Akamai are entitled to:

•	a lump sum payment equal to one year of the participant’s then-current base salary;

•

a lump sum payment equal to the annual incentive bonus at target that would have been payable to the executive under Akamai’s then-current cash incentive plan, if any, in the year of the executive’s termination had both Akamai and the executive achieved the target bonus objectives set forth in such executive’s bonus plan during such year; and

•	reimbursement of up to 12 times the monthly premium for continued health and dental insurance coverage.

Our standard change of control and severance agreement for executives provides that if the executive is employed by the Company as of the date of a Change of Control Event (as defined therein); and within one year of the Change of Control Event the executive’s employment is terminated by the surviving entity for any reason other than for Cause (as defined therein), including the executive’s voluntary termination for Good Reason (as defined therein), then the executive shall be entitled to:

•	full acceleration of the vesting of the executive’s stock options so that such stock options become 100% vested; and

•

a lump sum payment equal to one year of the executive’s then-current base salary and a lump sum payment equal to the annual incentive bonus at target that would have been payable to the executive under the Akamai’s then-current cash incentive plan; and

•	reimbursement of up to 12 times the monthly premium for continued health and dental insurance coverage.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

99.1	Press Release dated February 8, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2012	AKAMAI TECHNOLOGIES, INC.

/s/ J. Donald Sherman

J. Donald Sherman
Chief Financial Officer

Exhibit Index

99.1	Press Release dated February 8, 2012